SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 30, 1997
                                                       -----------------


                                   NBI, INC.
            (Exact name of registrant as specified in its charter)




Delaware                              1-8232                  84-0645110
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(State  or  other                   (Commission             (I.R.S. Employer
jurisdiction  of                   File Number)             Identification No.)
Incorporation)




           1880 Industrial Circle, Suite F, Longmont, Colorado  80501
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (303) 684-2700
                                                          --------------



                                Not Applicable
         (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS

First  Amended Forbearance Agreement with the Internal Revenue Service ("IRS")

On December 30, 1997, the Company executed a First Amended Forbearance Agreement with the IRS which extends the deadline under the original Forbearance Agreement related to NBI, Inc's IRS debt of $5,278,000 that was due in full on October 1, 1997.

The First Amended Forbearance Agreement stipulates that the IRS will forbear from exercising its rights and remedies related to the Company's debt to the IRS until the earlier of i) fifteen days after receipt of written notice from the IRS that they desire to terminate the First Amended Forbearance Agreement,
ii) a bankruptcy or insolvency proceeding has been initiated by or against NBI, Inc. or iii) March 31, 1998.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                    NBI,  INC.




Dated:  December  31,  1997                 By:      /s/ Marjorie A. Cogan
                                                     ---------------------
                                                       Marjorie  A.  Cogan
                                              As  a  duly  authorized  officer
                                          Chief  Financial  Officer,  Secretary